                                                                  EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                             CONTACT:
                                             CATHERINE M. BIFFIGNANI
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             314-645-6600

                                                 [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE



            KV PHARMACEUTICAL COMPANY ADOPTS FASB RULE EITF 04-8

St. Louis, MO., December 22, 2004 -- KV Pharmaceutical Company (NYSE:
KVa/KVb) announced today that in step with other companies it is adopting the Financial Accounting Standards Board's (FASB) ruling, EITF 04-8, effective December 15, 2004. The new rule requires companies to calculate diluted earnings per share by including common stock underlying contingent convertible securities. Previously, companies would include these shares only when the price conversion triggers were reached.

This ruling changes the way KV accounts for its $200 million aggregate principal amount of Contingent Convertible Subordinated Notes due 2033 (the "Notes") that are convertible into shares of KV Pharmaceutical Company Class A Common Stock under certain circumstances, at an initial conversion price of $23.01 per share.

Approximately 8.7 million additional shares will be included in the Company's total diluted shares outstanding for the quarter ending December 31, 2004 and subsequent periods. KV will restate financial results for all periods affected by the adoption of EITF 04-8 dating back to the issuance of the Notes on May 13, 2003.

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its November 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.



SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could", and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals including the timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials;
(8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's sales, marketing and strategic efforts; (12) risks that the company may not ultimately prevail in its litigation; and (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.

                                   # # #